EXHIBIT 5


                          Duane, Morris & Heckscher LLP
                         1667 K Street, N.W., Suite 700
                           Washington, D.C. 20006-1608
                                 (202) 776-7800



                                September 3, 1997



Zions Bancorporation
Suite 1380
One South Main
Salt Lake City, Utah  84111

Gentlemen:

                  We have acted as counsel to Zions Bancorporation ("Zions") in connection with the Agreement and Plan of Reorganization among Sun State Capital Corporation ("Sun State"), Sun State Bank ("SS Bank"), Zions, and Nevada State Bank ("NS Bank"), dated May 21, 1997, a related Plan of Merger between Sun State and Zions, and a related Plan of Merger between SS Bank and NS Bank (collectively, the "Plan of Reorganization"), whereby Sun State will be merged into Zions, with Zions being the surviving corporation and SS Bank will be merged into NS Bank, with NS Bank being the surviving entity (the "Reorganization"). At the time the Reorganization becomes effective, the holders of shares of Sun State common stock, par value $.01 per share ("Sun State Common Stock") and shares of Sun State preferred stock, par value $100 per share, and designated by Sun State as 1992 Series Preferred Stock ("Preferred Stock") will have the right to elect to receive, in exchange for their shares of Sun State Common Stock and shares of Preferred Stock, either cash or shares of common stock, no par value, of Zions ("Zions Common Stock") or a combination of cash and stock. Upon the effective date of the Reorganization, all issued and outstanding shares of Sun State Common Stock and Preferred Stock will be cancelled.

                  We are also acting as counsel to Zions in connection with the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Zions with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, the aggregate maximum of 1,100,000 shares of Zions Common Stock into which outstanding Sun State Common Stock may be converted upon effectiveness of the Reorganization. This opinion is being furnished for the purpose of being filed as an exhibit to the Registration Statement.

                  In connection with this opinion, we have examined, among other things:


                  (1)   an executed copy of the Plan of Reorganization;


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Zions Bancorporation
September 3, 1997
Page 2



                  (2) a copy certified to our satisfaction of the Restated Articles of Incorporation of Zions as in effect on the date hereof;

                  (3) copies certified to our satisfaction of resolutions adopted by the Board of Directors of Zions on March 21, 1997, including resolutions approving the Plan of Reorganization; and

                  (4) such other documents, corporate proceedings, and statutes as we considered necessary to enable us to furnish this opinion.

                  We have assumed for the purpose of this opinion that:

                  (1) the Plan of Reorganization has been duly and validly authorized, executed, and delivered by Sun State and the Bank and such authorization remains fully effective and has not been revised, superseded or rescinded as of the date of this opinion; and

                  (2) the Reorganization will be consummated in accordance with the terms of the Plan of Reorganization.

                  We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons, and the conformity to the originals of all documents submitted to us as copies. In making our examination of any documents, we have assumed that all parties other than Zions, NS Bank, Sun State, and SS Bank had the corporate power and authority to enter into and perform all obligations thereunder and, as to such parties, we have also assumed the execution and delivery of such documents and the validity and binding effect and enforceability thereof. We have also assumed that the Plan of Reorganization has not been otherwise amended by oral or written agreement or by conduct of the parties thereto. We have assumed that the certifications and representations dated earlier than the date hereof on which we have expressed reliance herein continue to remain accurate, insofar as material to our opinions, from such earlier date through the date hereof.

                  Based upon the foregoing, we are of the opinion that the shares of Zions Common Stock into which the outstanding shares of Sun State Common Stock and shares of Preferred Stock will be converted in the Reorganization will, when issued in accordance with the terms of the Plan of Reorganization, be duly authorized, validly issued, fully paid and nonassessable shares of Zions Common Stock.

                  This opinion has been delivered to the addressee to be used solely by the addressee for inclusion as an exhibit in the Registration Statement, and the opinion is not to be used, circulated, or otherwise referred to for any other purpose, nor is the opinion to be relied upon by any person other than the addressee.


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Zions Bancorporation
September 3, 1997
Page 3



                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Opinions" in Proxy Statement/Prospectus forming a part of the Registration Statement.

                                             Very truly yours,

                                             DUANE, MORRIS & HECKSCHER LLP





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